Exhibit 10.2

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Dear [                  ]:

On ___________, ______, pursuant to the Non-Employee Directors Deferred Stock Plan (the “Plan”), the Board of Directors (the “Board”) approved a grant to you of          Deferred Shares (the “Award” or the “Deferred Shares”).  Your Award is subject to the terms and conditions of the Plan (which are incorporated herein by reference) and this letter agreement (the “Agreement”).  In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them by the Plan.

Unless you elected to defer your Award pursuant to Plan, the Award shall be distributed to you on the anniversary of the date hereof.  Notwithstanding anything contained herein to the contrary, distribution of your Award shall be made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder.  On the applicable settlement dates, the value of the applicable portion of your Award will be paid to you in shares of Common Stock of Covance Inc. (the “Company”).

Prior to distribution of your Award, you will have no rights as a holder of Common Stock.  However, if prior to distribution of your Award, the Company pays a dividend with respect to Common Stock, your Account shall be credited with a number of additional Deferred Shares, calculated by dividing (i) the product of (a) the whole number of Deferred Shares held in your Account on the date the dividend is paid times (b) the amount of such dividend with respect to one share of Common Stock, by (ii) the Fair Market Value of one share of Common Stock on the date such dividend is paid.  Such additional Deferred Shares shall be credited to your Account on the date the applicable dividend is paid and shall be paid to you in the same manner as the underlying Deferred Shares on which the payment is based.  In addition, the Board or the Committee, as applicable, shall adjust your Deferred Shares to the extent it deems appropriate to reflect any stock dividend, stock split, combination of shares, merger, share exchange, consolidation or other change in the corporate structure of the Company or the Common Stock.

The Company may impose any conditions on the Award it deems necessary or advisable to ensure compliance with the requirements of applicable securities laws.  The Company shall not be obligated to issue or deliver any shares of Common Stock pursuant to this Award if, in the opinion of the Company’s counsel, the required compliance has not been completed with respect to all applicable laws, regulations and national securities exchange rules.  The Board may amend the terms of this Agreement to the extent it deems appropriate to comply with applicable law.  The construction and interpretation of any provision of this Agreement shall be final, conclusive and binding on all persons when made by the Board.

Your Award constitutes an unfunded, unsecured promise by the Company to pay you the value of your Award on the date set forth herein.  You will have no rights to any funds set aside by the

Company to pay your Award.  Any such amounts shall belong to the Company only and shall at all times be subject to the claims of the Company’s general creditors.

You may not assign or otherwise transfer any portion of your Award to any other person and any attempt to accomplish the same shall be void.  Nothing in this Agreement shall be construed as giving you any right to be retained in the services of the Company.

In the event that any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement and the Agreement shall be enforced as if the illegal or invalid provision had not been included.  All obligations of the Company under this Agreement shall be binding upon and inure to the benefit of any successor to the Company.

Except to the extent superseded by applicable federal law, this Agreement shall be construed according to the laws of the state of Delaware, without regard to the principles of conflict of laws.

Please sign and and return a copy of this Agreement to me at your earliest convenience.

Very truly yours,

ACKNOWLEDGED AND ACCEPTED

By:
[Director Name]

Dated: